(File Nos. 33-64808 and 811-7814)

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
      [ ]  Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      [ ]  Definitive  Proxy  Statement
      [X]  Definitive  Additional Materials
      [ ]  Soliciting   Material  Pursuant  to ss.240.14a-11(c) or ss.240.14a-12

                           GLOBAL SMALL CAP FUND INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required
      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11

            1) Title of each class of securities to which transaction applies:

               _________________
            2) Aggregate number of securities to which transaction applies:

               _________________
            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            4) Proposed maximum aggregate value of transaction:

               _________________
            5) Total fee paid:
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      [ ]   Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            fee  was  paid   previously.   Identify  the   previous   filing  by
            registration statement number, or the Form or Schedule and the date of its filing.

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            4)    Date Filed:

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


            IMPORTANT INFORMATION-PLEASE VOTE YOUR PROXY IMMEDIATELY
            --------------------------------------------------------

                           GLOBAL SMALL CAP FUND INC.
                           --------------------------
                               51 WEST 52ND STREET
                             NEW YORK, NY 10019-6114

                         SPECIAL MEETING OF SHAREHOLDERS
                  TO BE RECONVENED ON FRIDAY, JANUARY 14, 2000

Dear Shareholder:

Global Small Cap Fund Inc. held its scheduled Special Meeting of Shareholders on December 30, 1999. The purpose of the Meeting was to vote on a proposed reorganization between Global Small Cap Fund Inc. and PaineWebber Global Equity Fund, an open end investment company with a similar investment objective. Under the Agreement and Plan of Reorganization and Termination, Global Small Cap Fund would transfer all of its assets to PaineWebber Global Equity Fund, and in return shareholders of Global Small Cap Fund would receive shares of beneficial interest of PaineWebber Global Equity Fund.

The Meeting was adjourned without any action being taken on the proposal. It will reconvene at noon on January 14, 2000. As of December 30, 1999, an overwhelming majority (about 95%) of the votes cast by Fund shareholders supported the reorganization proposal. However, more votes must be cast in order to achieve the majority needed to approve the proposal. It is critical that you vote now so that the reorganization is approved.

The Fund's largest shareholders, Deep Discount Advisors, Inc. and Ron Olin Investment Management Company, who together own approximately 40% of the Fund's shares, have not yet cast their votes and have given the Fund no indication of when and how they will vote on the reorganization proposal.

For more information regarding the Meeting, please refer to the proxy statement previously mailed to you or you may call SHAREHOLDER COMMUNICATIONS CORPORATION, the Fund's proxy solicitation agent, at 1(800) 949-8596.

We urgently need your vote in order to decide the Fund's future. For your convenience, we have established two easy methods for you to vote:

1.      BY FAX:          Simply fax your executed proxy to us at
        ------           1(631)-254-7670 anytime.

2.      BY MAIL:         Please  complete the enclosed  proxy card and return it
        -------          in the enclosed postage-paid  envelope.

Remember, your vote counts. As the reconvened Meeting will be held shortly, we need to receive your vote as soon as possible. Please take the time to vote your shares in order to reduce the need for additional solicitation efforts or further costly meeting adjournments.

Thank you for your prompt attention.

                                    Sincerely,

                                    /s/ Brian M. Storms
                                    -------------------
                                    Brian M. Storms
                                    Director and Senior Vice President

January 3, 2000